GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 North Water Street
                           Milwaukee, Wisconsin 53202
                     Phone (414) 273-3500 Fax (414) 273-5198


                                  July 27, 2001


Strong Municipal Funds, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin  53051

         Re:      STRONG INTERMEDIATE MUNICIPAL FUND

Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation of a Registration Statement on Form N-1A (Registration Nos. 33-7603; 811-4770) (the "Registration Statement") relating to the sale by you of an indefinite number of shares (the "Shares") of common stock, $.00001 par value, of the Investor class of the Strong Intermediate Municipal Fund (the "Fund"), a series of the Strong Municipal Funds, Inc. (the "Company"), in the manner set forth in the Registration Statement (and the Prospectus of the Fund included therein).

     We have examined: (a) the Registration Statement (and the Prospectus of the Fund included therein), (b) the Company's Articles of Incorporation and By-Laws, each as amended to date, (c) certain resolutions of the Company's Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable except to the extent provided in
Section 180.0622(2)(b) of the Wisconsin Statutes.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                                     Very truly yours,

                                                     /s/  Godfrey & Kahn, S.C.

                                                     GODFREY & KAHN, S.C.